SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 28, 1998

                       COMCAST UK CABLE PARTNERS LIMITED
             (Exact name of registrant as specified in its charter)

        Bermuda                      0-24792                 Not applicable

   -------------------           -------------------      ---------------------
     (State or Other              (Commission File            (IRS Employer
     Jurisdiction of                  Number)              Identification No.)

     Incorporation)

                      Clarendon House, 2 Church Street West

                            Hamilton, HM 11, Bermuda
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (441) 295-5950

         ITEM 5.           Other Events.

     On October 28, 1998, NTL Incorporated ("NTL") and Comcast UK Cable Partners Limited (the "Company") announced that the Company had completed the sale of its interest in Birmingham Cable Corporation Limited ("Birmingham Cable") to Telewest Communications plc ("Telewest"), pursuant to the agreement announced on August 17, 1998. Telewest paid (pound)127.5 million for the Company's share in Birmingham Cable and for certain subordinated debt and fees owed by Birmingham Cable to the Company. A further (pound)2.5 million is payable when the amalgamation between the Company and an NTL subsidiary becomes effective.

     A shareholders' meeting with respect to the amalgamation is scheduled for Thursday, October 29, 1998 and it is anticipated that the amalgamation will take place shortly thereafter.

         ITEM 7(c).        Exhibits.

Exhibit No.                 Description

99.1                        Press Release dated October 28, 1998 from NTL
                            Incorporated.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  COMCAST UK CABLE PARTNERS LIMITED

Dated:   October 28, 1998         By: /s/ Arthur B. Block
                                     ------------------------------------------
                                      Arthur R. Block
                                      Vice President and Senior Deputy
                                      General Counsel


                                INDEX TO EXHIBITS

Exhibit No.                 Description

99.1                        Press Release dated October 28, 1998 from NTL
                            Incorporated